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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported)
                                JANUARY 25, 2008


                             LAYCOR VENTURES CORP.
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


                                   333-103647
                            (Commission File Number)

                                      NONE
                      (IRS Employer Identification Number)


                         1128 Quebec Street, Suite 407
                          Vancouver, British Columbia
                                 Canada V6A 4E1
                    (Address of principal executive offices)



                                  604-689-1453
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 8.01 Other Events.

Payment of Stock Dividend


On January 25, 2008, the Board of Directors of Laycor Ventures Corp. (the "Company") declared the payment of a stock dividend,approving the payment of such dividend to all of the stockholders of record of the Company as of the record date of February 7, 2008. Such stock dividend will be paid on February 8, 2008. The ex-dividend date will be February 11, 2008. Each stockholder of the Company will be entitled to receive two (2) additional shares of the Company's common stock for each one (1) share of the Company's common stock which they hold as of the record date. Holders of fractions of shares of the Company's common stock will receive a proportional number of shares rounded to the nearest whole share. In connection with this stock dividend, the ownership of stockholders possessing 8,011,500 shares of the Company's Common Stock will be thereby be increased to 24,034,500 shares of common stock.


                                     # # #


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               LAYCOR VENTURES CORP.
                               (Registrant)



                               By: /s/ Robert Wayne Morgan
                                   ----------------------------
                                   Name: Robert Wayne Morgan
                                   Title: President, Principal Executive Officer




Date: January 25, 2008